Exhibit 107

FEE TABLES FOR

FORM S-8

Calculation of Filing Fee Tables

Form S-8

(Form Type)

RAFAEL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Equity	Class B Common Stock, par value $.01 per share, reserved for issuance under the Rafael Holdings,Inc. 2021 Equity Incentive Plan, as amended and restated	457(h)	774,375	(2)	$1.635	(3)	$1,266,103.13	(3)	0.00015310	$193.84
Equity	Class B Common Stock, par value $.01 per share, reserved for issuance under the Cyclo Therapeutics, Inc. 2021 Equity Incentive Plan	457(h)	618,702	(4)	$1.635	(3)	$1,011,577.77	(3)	0.00015310	$154.87
Total Offering Amounts							$2,277,680.90			$348.71
Total Fee Offsets										—
Net Fee Due										$348.71

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares being registered shall be adjusted to include such additional indeterminate number of shares as may be issuable pursuant to the anti-dilution provisions of the Rafael Holdings, Inc. 2021 Equity Incentive Plan, as amended and restated (the “Rafael Plan”) and the Cyclo Therapeutics, Inc. 2021 Equity Incentive Plan (the “Cyclo Plan”). In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. Moreover, any shares subject to options or other outstanding Awards (as defined in the Rafael Plan) under the Rafael Plan that are cancelled, forfeited, expired or terminated, which in any such case does not result in the issuance of shares, shall be again available for issuance pursuant to Awards granted under the Rafael Plan.
(2)	Represents (A) 750,000 shares of Class B Common Stock of the Registrant (“Class B Common Stock”) that have been reserved for issuance pursuant to awards that may be made under the Rafael Plan, and (B) 24,375 shares of Class B Common Stock that were previously issued as restricted shares under the Rafael Plan, which shares were forfeited prior to vesting and will be issuable to eligible individuals pursuant to awards that may be made under the Rafael Plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, and based upon the average of the high and low reported prices of the shares of the Class B Common Stock on the New York Stock Exchange on June 25, 2025.
(4)	Represents shares of Class B Common Stock added for issuance under the Cyclo Plan in connection with merger between Rafael and Cyclo.